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                                                                   EXHIBIT 5


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                                                       December 13, 2000


Intermagnetics General Corporation
450 Old Niskayuna Road
P.O. Box 461
Latham, N.Y.  12110-0461

         Re: Registration Statement on Form S-8 Relating to the Company's 1990 Stock Option Plan
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Dear Sir or Madam:

         I am General Counsel for Intermagnetics General Corporation, a New York corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 521,503 shares (the "Shares") of the Company's Common Stock, par value $.10 per share (the "Common Stock"), to be issued pursuant to options granted or to be granted under the Company's 1990 Stock Option Plan (the "1990 Plan").

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the 1990 Plan and such other documents, corporate records, and other instruments as I have deemed necessary or advisable for purposes of the opinion set forth below. I have assumed the genuineness of the signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, and the conformity to all corresponding originals of all documents submitted to me as copies.

         Based on the foregoing, it is my opinion that, except as otherwise provided in Section 630 of the New York Business Corporation Law ("NYBCL"), the Shares of the Company's Common Stock to be issued upon exercise of options granted or to be granted in accordance with the terms of the 1990 Plan will be, when issued in accordance with the terms of such options for a price not less than the par value thereof, validly issued, fully paid and nonassessable shares of the Common Stock of the Company under the laws of the State of New York (assuming that, at the time of such issuance, the Company has a sufficient number of authorized and unissued shares or treasury shares available for such issuance).

         The foregoing opinion is limited to NYBCL.

         I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                                   Very truly yours,

                                                   /s/ Katherine M. Sheehan
                                                   Katherine M. Sheehan
                                                   General Counsel